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                                                                      EXHIBIT 21


                       EMONS TRANSPORTATION GROUP, INC.
                            Listing of Subsidiaries




                                                                State of
          Subsidiary                                          Incorporation
---------------------------------------                  ---------------------

Emons Finance Corp.                                             Delaware

Emons Industries, Inc.                                          New York

Emons Logistics Services, Inc.                                  Delaware

Emons Railroad Group, Inc.                                      Delaware
   St. Lawrence & Atlantic Railroad Company                     Delaware
       SLR Leasing Corp.                                        Delaware
   York Railway Company                                         Delaware
       Maryland and Pennsylvania Railroad, LLC                  Delaware
       Yorkrail, LLC                                            Delaware
   Penn Eastern Rail Lines, Inc.                                Delaware
   St. Lawrence & Atlantic Railroad (Quebec) Inc.            Quebec, Canada

Maine Intermodal Transportation, Inc.                           Delaware